Prospectus Supplement                           Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated November 3, 2000)                Registration No. 333-46496



                               ALZA CORPORATION

                                $1,090,000,000
     3% ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE JULY 28, 2020


         This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell the ALZA debentures that those persons own.


                            SELLING SECURITYHOLDERS

          The information set forth under the caption "Selling Securityholders" in the ALZA prospectus dated November 3, 2000, relating to ALZA's 3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020, as supplemented on November 30, 2000, January 5, 2001, March 1, 2001, June 18, 2001, August 14, 2001, August 31, 2001, October 4, 2001, October 15, 2001 and
November 28, 2001, is supplemented to add the following:



                                                      Principal                                   Principal
                                                       Amount            Percentage of             Amount
                 Name of Selling                    Beneficially          Outstanding          Registered for
               Securityholder (1)                     Owned($)          ALZA Debentures        Sale Hereby($)
               -------------------                  ------------        ----------------       ---------------

     Credit Suisse First Boston Corporation           2,409,000               *                  2,409,000


_______________

(1)  The information set forth herein is as of April 12, 2002.

*    Represents beneficial ownership of less than 1% of the aggregate principal amount of ALZA debentures outstanding as of April
     12, 2002.




                The date of this prospectus is April 12, 2002.